Grantee:
Grant Date:
Number of Restricted Stock Units:

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of the grant date set forth above (the “Grant Date”), is made by and between Rockwell Medical, Inc., a Delaware corporation (the “Company”), and the individual set forth above, who is a director of the Company (the “Grantee”). Any capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Company’s 2018 Long Term Incentive Plan (the “Plan”).
WHEREAS, the Plan was approved and adopted by the Company’s Board of Directors (the “Board”) and approved by the Company’s shareholders at the Company’s 2018 annual shareholder meeting (“Annual Meeting”);
WHEREAS, the Company wishes to grant to the Grantee restricted stock units (the “Restricted Stock Units” or the “Award”), with each such unit representing the right to receive one share of its Common Stock (the “Common Stock”), pursuant to the terms and conditions of this Agreement and the Plan, the terms of which are incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee and the Board have determined that it would be in the best interest of the Company and its shareholders to grant the Restricted Stock Units provided for herein to the Grantee as an incentive for increased efforts during his or her service with the Company, or its subsidiaries; have approved the grant of this Restricted Stock Unit Award on the Grant Date; and have advised the Company thereof and instructed the undersigned officer to execute this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
GRANT OF RESTRICTED STOCK UNITS
1.1. Grant of Restricted Stock Units. For good and valuable consideration, on and as of the date hereof, the Company grants to the Grantee the number of Restricted Stock Units set forth above upon the terms and conditions set forth in this Agreement. The Restricted Stock Units shall vest and become non-forfeitable, in accordance with Section 3 hereof.
ARTICLE II
ADJUSTMENTS
2.1.    Adjustments to Restricted Stock. In the event of a merger, statutory share exchange, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or property), a stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Restricted Stock Unit as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the number, class and kind of securities subject to this Restricted Stock Unit Award (including, if the Committee deems appropriate, the substitution of cash or other awards denominated in the shares of, another company, or other property, as the Committee may determine to be appropriate in its sole
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discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share.
ARTICLE III
VESTING IN FORFEITURE
3.1.    Time-Based Restricted Stock Units. The Restricted Stock Units shall vest 100% on the first anniversary of the Grant Date, so long as the Grantee is then continuing to serve as a director through such date (the “Vesting Date”). If the Grantee’s service as a director terminates prior to the Vesting Date, then this Award shall terminate and not be exercisable. Notwithstanding the above, these Restricted Stock Units shall immediately vest if the Grantee ceases to be a director due to the Grantee’s death or disability occurring prior to the Vesting Date. The Committee shall have the discretion to vest all or any portion of the Award in the event the Grantee’s service as a director terminates prior to the Vesting date.
3.2    Change in Control. Except as otherwise provided herein, upon a Change in Control, this Award shall be treated in accordance with the terms of Section 10.2 of the Plan.
ARTICLE IV
OTHER TERMS OF RESTRICTED STOCK UNIT AWARD
4.1    Rights as a Shareholder. Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Common Stock, the Restricted Stock Units or any portion thereof, unless and until such Restricted Stock Units shall have Vested and a certificate or certificates representing such shares have been issued by the Company to the Grantee, or a book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian. The Company shall not be liable to the Grantee for damages relating to any delay in issuing shares or a stock certificate to Grantee, any loss of a certificate, or any mistakes or errors in the issuance of shares or a certificate to Grantee.
4.2    Dividends; Dividend Equivalence. Grantee shall not be entitled to receive any dividends or dividend equivalents rights with respect to unvested Restricted Stock Units.
4.3    Withholding. To the extent applicable, the Company shall have the right to withhold from Grantee’s compensation or to require Grantee to remit sufficient funds to satisfy applicable withholding tax obligations upon the Vesting of the Restricted Stock Units. Subject to the limitations in Section 11.5 of the Plan and approval of the Board, the Grantee may, in order to fulfill the withholding obligation, make payment to the Company in any manner permitted under Section 11.5 of the Plan. The Company shall not withhold more shares than are necessary to meet the established withholding requirements of Federal, state and local obligations. The Company shall be authorized to take any such action as may be necessary, in the opinion of the Company’s counsel, to satisfy the Company’s obligations for payment of such taxes.
ARTICLE V
MISCELLANEOUS
5.1.    Award Not Transferable. Neither the shares of Common Stock subject to this Award of Restricted Stock Units nor any interest or right therein or any part thereof may be transferred, pledged, signed or otherwise alienated or hypothecated until termination of any restriction period and the issuance of shares of Common Stock in respect of any Vested

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Restricted Stock Units and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by applicable laws of dissent and distribution, or transfers to which the Committee has given prior written consent, subject to the terms and conditions set forth in Section 11.3(a) of the Plan.
5.2    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address stated in the Company’s records. By notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to the party. Any notice, which is required to be given to the Grantee, shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered personally to the Secretary or Grantee.
5.3.    Amendment. Subject to Section 2.1 of this Agreement and the terms of the Plan, this Agreement may only be amended by a writing executed by both of the parties hereto if such an amendment would adversely affect the Grantee. Any such amendment shall specifically state that it is amending this Agreement.
5.4.    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.5    Plan Terms Control. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from the terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.
5.6    Clawback Policy. This Agreement, the Restricted Stock Units and any economic benefits recognized by Grantee in connection with the Restricted Stock Units are subject to the Company’s Clawback Policy as provided in the Company’s Principles of Corporate Governance, which may be amended from time to time.
IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Grant Date.
ROCKWELL MEDICAL, INC.

By:_______________________________
Name: Mark Strobeck
Title: President & CEO

                    GRANTEE:
                    __________________________________

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